EXHIBIT 99.1

AutoZone 2nd Quarter Sales up 3.7 Percent; EPS up 15.5 Percent

MEMPHIS, Tenn., Feb. 27, 2007 (PRIME NEWSWIRE) -- AutoZone, Inc. (NYSE:AZO) today reported net sales of $1.300 billion for its second quarter (12 weeks) ended February 10, 2007, up 3.7% from fiscal second quarter 2006. Same store sales, or sales for stores open at least one year, were down 0.3% for the quarter.

Net income for the quarter increased 6.2% over the same period last year to $103.0 million, while diluted earnings per share increased 15.5% to $1.45 per share from $1.25 per share reported in the year-ago quarter.

For the quarter, gross profit, as a percentage of sales, was 49.2% (versus 49.1% last year). We experienced improvements in leveraging product acquisition costs offset by a shift in sales mix toward lower margin, seasonally related product. Additionally, operating expenses, as a percentage of sales, were 34.6% (versus 34.9% last year). The favorable variance in operating expenses was primarily due to our store reset efforts in last year's second quarter and an ongoing focus to reduce expenditures throughout the organization.

Under its share repurchase program, AutoZone repurchased 1.0 million shares of its common stock for $128.9 million during the second quarter, at an average price of $123 per share. The Company virtually completed its remaining capacity under its previous share repurchase authorization, and today announces it has received approval from its Board of Directors to purchase an additional $500 million to take its cumulative repurchase program, begun in 1998, to $5.4 billion.

The Company's adjusted inventory per store, which includes supplier owned pay-on-scan inventory, as of February 10, 2007, was $496 thousand versus $494 thousand last year. Net inventory, defined as merchandise inventories less accounts payable, decreased on a per store level to $63 thousand from $79 thousand last year.

"I'd like to congratulate our AutoZoners across the country for delivering record second quarter net income and earnings per share results. Although overall sales performance has been below our expectations, we were successful in leveraging our operating model to deliver 15.5% growth in earnings per share. We believe we are taking appropriate actions to improve our overall sales performance. We are pleased with the progress we have made regarding our new merchandise assortment initiatives and believe we are well positioned heading into our busiest selling season. As our operating model continues to be strong, we will maintain our disciplined approach to growing operating earnings and utilizing our capital effectively," said Bill Rhodes, President and Chief Executive Officer.

During the quarter ended February 10, 2007, AutoZone opened 34 new stores and replaced 5 stores in the U.S. Additionally, the Company re-opened 1 of the remaining 3 U.S. stores closed due to hurricane-related damage in last year's first quarter. As of February 10, 2007, the Company had 3,847 stores in 48 states plus the District of Columbia and Puerto Rico in the U.S. and 108 stores in Mexico.

AutoZone is the leading retailer and a leading distributor of automotive replacement parts and accessories in the United States. Each store carries an extensive product line for cars, sport utility vehicles, vans and light trucks, including new and remanufactured automotive hard parts, maintenance items, accessories, and non-automotive products. Many stores also have a commercial sales program that provides commercial credit and prompt delivery of parts and other products to local, regional and national repair garages, dealers, and service stations. AutoZone also sells the ALLDATA brand diagnostic and repair software. On the web, AutoZone sells diagnostic and repair information, and auto and light truck parts through www.autozone.com. AutoZone does not derive revenue from automotive repair or installation.

AutoZone will host a conference call this morning, Tuesday, February 27, 2007, beginning at 10:00 a.m. (EST) to discuss the second quarter results. Investors may listen to the conference call live and review supporting slides on the AutoZone corporate website, www.autozoneinc.com by clicking "Investor Relations," "Conference Calls." The call will also be available by dialing (210) 839-8923. A replay of the call and slides will be available on AutoZone's website. In addition, a replay of the call will be available by dialing (203) 369-1831 through Monday, March 5, 2007, at 11:59 p.m. (EST).

This release includes certain financial information not derived in accordance with generally accepted accounting principles ("GAAP"). These non-GAAP measures include adjusted inventory, adjusted inventory per store, adjusted debt, adjusted debt/EBITDAR, and adjusted rent expense. The Company believes that the presentation of these non-GAAP measures provides information that is useful to investors as it indicates more clearly the Company's comparative year-to-year operating results, but this information should not be considered a substitute for any measures derived in accordance with GAAP. Management targets the Company's debt levels to a ratio of adjusted debt to EBITDAR and manages cash flows available for share repurchase by monitoring cash flows before share repurchases, as shown on the attached tables. The Company believes this is important information for the management of its debt levels and share repurchases. We have included a reconciliation of this information to the most comparable GAAP measures in the accompanying reconciliation tables.

Certain statements contained in this press release are forward-looking statements. Forward-looking statements typically use words such as "believe," "anticipate," "should," "intend," "plan," "will," "expect," "estimate," "project," "positioned," "strategy," and similar expressions. These are based on assumptions and assessments made by our management in light of experience and perception of historical trends, current conditions, expected future developments and other factors that we believe to be appropriate. These forward-looking statements are subject to a number of risks and uncertainties, including without limitation: competition; product demand; the economy; the ability to hire and retain qualified employees; consumer debt levels; inflation; weather; raw material costs of our suppliers; energy prices; war and the prospect of war, including terrorist activity; availability of consumer transportation; construction delays; access to available and feasible financing; and changes in laws or regulations. Forward-looking statements are not guarantees of future performance and actual results; developments and business decisions may differ from those contemplated by such forward-looking statements, and such events could materially and adversely affect our business. Forward-looking statements speak only as of the date made. Except as required by applicable law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results may materially differ from anticipated results. Please refer to the Risk Factors section of AutoZone's Form 10-K for the fiscal year ended August 26, 2006, for more information related to those risks.

 AutoZone's 2nd Quarter Highlights - Fiscal 2007

 Condensed Consolidated Statements of Operations

 2nd Quarter
 (in thousands, except
  per share data)                        GAAP Results
                           --------------------------------------
                            12 Weeks Ended        12 Weeks Ended
                           February 10, 2007    February 11, 2006
                           -----------------    -----------------

 Net sales                     $ 1,300,357          $ 1,253,815
 Cost of sales                     661,145              637,625
                               -----------          -----------
 Gross profit                      639,212              616,190
 Operating, SG&A expenses          450,289              437,845
                               -----------          -----------
 Operating profit  (EBIT)          188,923              178,345
 Interest expense, net              26,818               24,333
                               -----------          -----------
 Income before taxes               162,105              154,012
 Income taxes                       59,089               56,990
                               -----------          -----------
 Net income                    $   103,016          $    97,022
                               ===========          ===========
 Net income per share:
   Basic                       $      1.46          $      1.26
   Diluted                     $      1.45          $      1.25
 Weighted average shares
  outstanding:
   Basic                            70,476               76,784
   Diluted                          71,227               77,474

 ---------------------------------------------------------------------

 Year-to-date 2nd Quarter,
 FY2007
 (in thousands, except                  GAAP Results
  per share data)          --------------------------------------
                            24 Weeks Ended        24 Weeks Ended
                           February 10, 2007    February 11, 2006
                           -----------------    -----------------
 Net sales                     $ 2,693,426          $ 2,591,891
 Cost of sales                   1,368,918            1,320,172
                               -----------          -----------
 Gross profit                    1,324,508            1,271,719
 Operating, SG&A expenses          912,589              888,081
                               -----------          -----------
 Operating profit  (EBIT)          411,919              383,638
 Interest expense, net              53,911               48,072
                               -----------          -----------
 Income before taxes               358,008              335,566
 Income taxes                      131,103              124,170
                               -----------          -----------
 Net income                    $   226,905            $ 211,396
                               ===========          ===========
 Net income per share:
   Basic                       $      3.21          $      2.76
   Diluted                     $      3.17          $      2.73
 Weighted Average Shares
  outstanding:
   Basic                            70,779               76,686
   Diluted                          71,520               77,313

 ---------------------------------------------------------------------

 Selected Balance Sheet Information
 (in thousands)
                              February 10,   February 11,   August 26,
                                  2007           2006          2006
                              -----------    -----------   -----------
 Merchandise inventories      $ 1,910,849    $ 1,722,681   $ 1,846,650
 Current assets                 2,180,348      2,034,992     2,118,927
 Property and equipment, net    2,110,937      1,992,415     2,051,308
 Total assets                   4,646,506      4,401,853     4,526,306
 Accounts payable               1,662,989      1,427,672     1,699,667
 Current liabilities            2,080,379      1,794,801     2,054,568
 Debt                           1,854,304      1,779,300     1,857,157
 Stockholders' equity             543,590        641,158       469,528
 Working capital                   99,969        240,191        64,359

 ---------------------------------------------------------------------
 Adjusted Debt/EBITDAR             February 10,       February 11,
 (Trailing 4 Qtrs)                     2007               2006
 ---------------------              ----------         ----------
 Net income                         $  584,784         $  565,799
 Add:  Interest                        113,728            105,080
       Taxes                           339,694            323,391
                                    ----------         ----------
 EBIT                                1,038,206            994,270

 Add:   Depreciation                   148,815            126,582
        Rent expense                   144,477            135,712
        Option expense                  18,146              7,982
                                    ----------         ----------
 EBITDAR                            $1,349,644         $1,264,546

 Debt                               $1,854,304         $1,779,300
 Capital lease obligations*             25,748                 --
 Add : Adjusted rent x 6**             837,466            814,272
                                    ----------         ----------
 Adjusted debt                      $2,717,518         $2,593,572

 Adjusted debt to EBITDAR                  2.0                2.1

  * At the beginning of fiscal 2007, the Company converted the majority of its vehicles accounted for as operating leases to capital leases.

 ** Adjusted rent is defined as GAAP rent expense less the rent expense associated with operating leases converted to capital leases in fiscal 2007.

 Selected Cash Flow Information
 (in thousands)                 12 Weeks Ended       24 Weeks Ended
                             -------------------   -------------------
                             Feb. 10,   Feb. 11,   Feb. 10,   Feb. 11,
                               2007       2006       2007       2006
                             --------   --------   --------   --------
 Depreciation                $ 36,105   $ 31,493   $ 71,659   $ 62,309
 Capital spending            $ 50,064   $ 57,405   $102,262   $115,862

 Cash flow before
  share repurchases:
   Net increase (decrease)
    in cash and cash
    equivalents              $ 12,703   $     (6)  $ (5,496)  $  6,562
 Subtract increase in debt     (4,617)   (10,475)    (2,853)   (82,550)
 Subtract share repurchases  (128,891)        --   (219,658)    (9,787)
                             --------   --------   --------   --------
 Cash flow before share
  repurchases and changes
  in debt                    $146,211   $ 10,469   $217,015   $ 98,899
                             ========   ========   ========   ========

 Other Selected Financial Information
 (in thousands)
                                         February 10,     February 11,
                                             2007             2006
                                          ----------       ----------
 Cumulative share repurchases ($)         $4,899,489       $4,111,553

 Cumulative share repurchases (shares)        95,085           87,158
 Shares outstanding, end of quarter           69,926           76,910
 --------------------------------------------------------------------
                                              Trailing 4 Quarters
                                         February 10,     February 11,
                                             2007             2006
                                          ----------       ----------
 Net income                               $  584,784       $  565,799
 Add: After-tax interest                      71,944           66,831
      After-tax rent                          91,396           86,313
                                          ----------       ----------
 After-tax return                            748,124          718,943

 Average debt                              1,917,117        1,945,764
 Average capital lease obligations***         11,157               --
 Average equity                              537,016          424,949
 Rent x 6                                    866,862          814,272
                                          ----------       ----------
 Pre-tax invested capital                  3,332,152        3,184,985

 Return on Invested Capital (ROIC)              22.5%            22.6%

 ---------------------------------------------------------------------

 *** Average of the capital lease obligations relating to vehicle capital leases entered into at the beginning of fiscal 2007 is computed as the average over the trailing 4 quarters. Rent expense associated with the vehicles prior to the conversion to capital leases is included in the rent for purposes of
     calculating return on invested capital.

 AutoZone's 2nd Quarter Fiscal 2007
 Selected Operating Highlights

 Store Count & Square Footage
 ----------------------------
 (in thousands)                 12 Weeks Ended       24 Weeks Ended
                             -------------------   -------------------
                             Feb. 10,   Feb. 11,   Feb. 10,   Feb. 11,
                               2007       2006       2007       2006
                             --------   --------   --------   --------
 Domestic stores:
   Store count:
   Stores opened                   34         41         74         74
   Stores closed                   --          1         --          1
   Re-opened hurricane stores       1          3          2          3
   Hurricane-related
    store closures                 --         10         --         13
   Replacement stores               5          4         10          7
   Total domestic stores        3,847      3,655      3,847      3,655

   Stores with commercial
    sales                       2,154      2,107      2,154      2,107

   Square footage
    (in thousands):            24,543     23,221     24,543     23,221
   Square footage per store     6,380      6,353      6,380      6,353
 Mexico stores:
   Stores opened                    8          4          8          7
   Total stores in Mexico         108         88        108         88

 Total stores chainwide         3,955      3,743      3,955      3,743

 Sales Statistics (Domestic Stores Only)
 --------------------------------------

                         12 Weeks Ended         Trailing 4 quarters
                    -----------------------   -----------------------
                     Feb. 10,     Feb. 11,     Feb. 10,     Feb. 11,
                       2007         2006         2007         2006
                    ----------   ----------   ----------   ----------
 Total retail sales
  ($ in thousands)  $1,078,608   $1,040,931   $5,071,395   $4,876,160
   % Increase vs
   LY retail sales         3.6%         3.5%         4.0%         2.3%
 Total commercial
  sales ($ in
  thousands)        $  150,896   $  154,729   $  705,138   $  715,282
   % Increase vs
   LY commercial
   sales                  (2.5%)        0.2%        (1.4%)       (3.0%)

 Sales per average
  store ($ in
  thousands)        $      321   $      329   $    1,540   $    1,569
 Sales per average
  square foot               50           52          242          247

                         12 Weeks Ended            24 Weeks Ended
                    -----------------------   -----------------------
                     Feb. 10,     Feb. 11,     Feb. 10,     Feb. 11,
                       2007         2006         2007         2006
                    ----------   ----------   ----------   ----------
 Same store sales      (0.3%)        0.4%         0.0%         0.6%

 Inventory Statistics (Total Stores)
 ----------------------------------
                                      as of                as of
                                February 10, 2007    February 11, 2006
                                -----------------    -----------------
 Accounts payable/inventory          87.0%                82.9%

 ($ in thousands)
 Inventory*                         $ 1,910,849         $ 1,722,681
 Pay-on-scan inventory                   50,492             126,607
                                 ---------------      --------------
 Adjusted inventory                 $ 1,961,341         $ 1,849,288

 Adjusted inventory per store             $ 496               $ 494

 Net inventory (net of payables)      $ 247,860           $ 295,009
 Net inventory  / store                    $ 63                $ 79

                                           Trailing 4 Quarters
                                February 10, 2007   February 11, 2006
                                -----------------   -----------------
 Inventory turns**                     1.7 x               1.8 x

   * This is reported balance sheet inventory.

  ** Inventory turns is calculated as cost of sales divided by the average of the beginning and ending merchandise inventories. The calculation includes cost of sales related to pay-on-scan sales, which were $152.4MM for the trailing 52 weeks ended February 10,
     2007 and $122.2MM for the trailing 52 weeks ended February 11,
     2006.

CONTACT:  AutoZone, Inc.
          Financial:
          Brian Campbell
            (901) 495-7005
            brian.campbell@autozone.com
          Media:
          Ray Pohlman
            (901) 495-7962
            ray.pohlman@autozone.com